Exhibit 99.1

Joint Filer Information

Date of Earliest Event Requiring Statement:	February 19, 2008

Issuer Name and Ticker or Trading Symbol:	Dice Holdings, Inc. (DHX)

Designated Filer for purposes of Item 1 of the attached Form 4:	QCP GP INVESTORS II LLC

Other Joint Filers:
QUADRANGLE GP INVESTORS II LP

QUADRANGLE CAPITAL PARTNERS II LP

QUADRANGLE SELECT PARTNERS II LP

QUADRANGLE CAPITAL PARTNERS II-A LP

Addresses:

The principal business address of each of the Joint Filers above is 375 Park Avenue, New York, NY 10152.

Signatures:

QUADRANGLE GP INVESTORS II LP

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE SELECT PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

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